EXHIBIT 10.20

EXECUTION VERSION

AMENDMENT NUMBER 1 TO SECOND AMENDED AND RESTATED INDENTURE

THIS AMENDMENT NUMBER 1 TO THE SECOND AMENDED AND RESTATED INDENTURE, dated as of April 26, 2007 (this “Amendment”), between CLI FUNDING LLC, a limited liability company organized under the laws of the state of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the Indenture Trustee (together with its successors and permitted assigns, the “Indenture Trustee”) and consented to by Ambac Assurance Corporation, as the Requisite Global Majority, is to the Amended and Restated Indenture, dated as of August 24, 2006 (as amended, modified and supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee.

WITNESSETH:

WHEREAS, the parties have previously entered into the Indenture;

WHEREAS, the parties hereto desire to further amend the Indenture in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Indenture.

2. Amendments to the Indenture. Effective as of the execution and delivery of this Amendment, the following Sections and provisions of the Indenture are amended as follows:

(a) The Granting Clause of the Indenture is hereby amended by deleting the sentence following clause (ii) of such clause and inserting in its place:

“All of the property described in this Granting Clause is herein collectively called the “Collateral”. Notwitstanding the foregoing Grant, (i) no item described in items (1) through (19) above owed by, or belonging to, a Prohibited Person and (ii) no Lease in which the Lessee is a Prohibited Person, shall, in either instance, constitute Collateral and any such item or Lease shall be deemed rejected hereunder.”.

(b) The definition of “Applicable Law” in Section 101 of the Indenture is hereby amended by adding “, including OFAC,” immediately following “Governmental Authority”.

(c) Section 101 of the Indenture is hereby amended by adding the following definition in correct alphabetical order therein:

“OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury.”.

(d) The definition of “Prohibited Jurisdiction” in Section 101 of the Indenture is hereby amended by deleting “the Office of Foreign Assets Control of the United States Treasury Department” and inserting in its place “OFAC”.

(e) The definition of “Permissible Container Type” in Section 101 of the Indenture is hereby amended by deleting “and” at the end of clause (iv), deleting the period at the end of clause (v) and inserting in its place “;” and adding a new clause (vi) as follows:

“(vi) dry containers; provided that such dry containers shall be twenty foot dry containers, forty foot dry containers or forty foot high cube containers, and provided further that such dry containers collectively shall not exceed ten percent of the Aggregate Net Book Value.”.

(f) The definition of “Prohibited Person” in Section 101 is hereby amended and restated in its entirety to read as follows:

“Prohibited Person: Any Person appearing on the Specially Designated Nationals List or any other list or sanctions program compiled and disseminated by OFAC, as the same may be amended from time to time.”.

(g) Section 401(a) of the Indenture is hereby amended by adding the following new sentence at the end of such section:

“Notwithstanding anything contained in this Indenture to the contrary, any account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Prohibited Person shall not constitute, and shall be deemed rejected as, Collateral hereunder in accordance with the Granting Clause of this Indenture.”.

(h) Section 606(a)(iii) is hereby amended by adding “to Persons that are not Prohibited Persons” after “sales of Containers” at the beginning of such clause.

(i) Section 606(a)(iv) is hereby amended by adding “to Persons that are not Prohibited Persons” after “(including any such sales resulting from the sell/repair decision of the Manager)”.

(j) Section 606(a)(vii) is hereby amended by adding “that are not Prohibited Persons” after “unaffiliated third parties”.

(k) Section 632 is hereby amended and restated in its entirety to read as follows:

“Section 632. OFAC. The Issuer shall not (i) lease, or consent to the sublease of, a Container to a Prohibited Person or an entity organized in a Prohibited Jurisdiction or (ii) derive any of its assets or operating income from investments in or transactions with any such Prohibited Person or Prohibited Jurisdiction. If the Issuer obtains knowledge that a Container is subleased to a Prohibited Person or located or used in a Prohibited Jurisdiction (other than by the United States government, or pursuant to a license issued by OFAC), then the Issuer shall, within ten (10) Business Days after obtaining

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knowledge thereof, remove such Container from the Asset Base for so long as such condition continues.”.

3. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants that:

(a) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(b) It has the power, and it duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment and the Indenture as amended hereby;

(c) The execution, delivery and performance of this Amendment and the Indenture as amended hereby does not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(d) This Amendment, when duly executed and delivered by the parties hereto, and the Indenture as amended hereby, shall be a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with the terms set forth herein;

(e) No Early Amortization Event, Event of Default or Manager Default or event which, with notice or lapse of time or both, would constitute an Early Amortization Event, Event of Default or Manager Default, has occurred and is continuing, and no Early Amortization Event, Event of Default or Manager Default shall occur as a result of the execution, delivery and performance of this Amendment and the Indenture as amended hereby; and

(f) Each of the conditions precedent necessary to amend the Indenture as set forth herein have been, or contemporaneously with the execution of this Amendment will be, satisfied.

4. Scope and Effectiveness of Agreement.

(a) This Amendment shall be effective upon execution and delivery hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Indenture and each reference in the Indenture to “this Indenture”, “hereof, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

(c) Except as expressly amended by the terms of this Amendment, all terms and conditions of the Indenture, as amended, shall remain in full force and effect and are hereby ratified in all respects.

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(d) Each party hereto agrees and acknowledges that this Amendment constitutes a “Related Document” under the Indenture.

(e) The amendments provided herein shall be effective only for the purposes set forth herein and do not allow for any other or further departure from the terms of the Indenture or any other Related Document, which terms shall continue in full force and effect.

5. Entire Agreement. This Amendment represents the entire agreement between the parties with respect to the subject matter hereof.

6. Execution in Counterparts. This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this amendment by facsimile shall be effective as delivery of a manually executed counterpart of this amendment.

7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, THAT WOULD RESULT IN APPLICATION OF LAWS OTHER THAN THE STATE NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CLI FUNDING LLC
By:	/s/ Lisa D. Leach
Name:	Lisa D. Leach
Title:	Vice President & General Counsel

U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee
By:	/s/ Diane L. Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

The Undersigned, as Requisite Global Majority, Hereby Consents To The Foregoing Amendment No. 1 to the Second Amended and Restated Indenture:

AMBAC ASSURANCE CORPORATION, as Requisite Global Majority
By:	/s/ John Siris
Name:	John Siris
Title:	Vice President

AMENDMENT 1 TO 2ND A&R INDENTURE